Exhibit 10.2

FORM OF HOME VOTING AGREEMENT

October _, 2013

Cascade Bancorp
1100 N.W. Wall Street
Bend, Oregon 97701

Ladies and Gentlemen:

Cascade Bancorp (“Cascade”) and Home Federal Bancorp, Inc. (“Home”) have entered into an Agreement and Plan of Merger dated as of October __, 2013 (the “Agreement”) pursuant to which, among other things, and subject to the terms and conditions set forth therein, (a) Home will be merged with and into Cascade (the “Merger”); and (b) the shareholders of Home will receive cash and Cascade common stock from Cascade as stated in the Agreement.

Cascade has requested, as a condition to its execution and delivery to Home of the Agreement, that the directors and executive officers and other selected shareholders of Home execute and deliver to Cascade a voting agreement (each a “Voting Agreement”).

The undersigned, being a director or executive officer or selected shareholder of Home, in order to induce Cascade to execute and deliver to Home the Agreement, and intending to be legally bound, hereby irrevocably:

(a)           Agrees to be present (in person or by proxy) at all meetings of shareholders of Home called to vote for approval of the Agreement and/or the Merger so that all shares of common stock of Home over which the undersigned now has sole or shared voting power will be counted for the purpose of determining the presence of a quorum at such meetings and to vote, or cause to be voted, all such shares, except shares as to which the undersigned has ownership or voting control in a fiduciary capacity, in favor of approval of the Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of Home);

(b)           Agrees not to sell, transfer or otherwise dispose of any common stock of Home until after the meeting of Home shareholders to vote on the Agreement, except for transfers to charities, charitable trusts, or other charitable organizations under Section 50l(c)(3) of the Internal Revenue Code of 1986, as amended, lineal descendants or a spouse of the undersigned, or to a trust or other entity for the benefit of one or more of the foregoing persons, provided that the transferee agrees in writing to be bound by the terms of this Voting

Agreement, and except also for cashless exercises of options to purchase  Home common stock; and

(c)           Represents that the undersigned has the capacity to enter into this Voting Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors’ rights and general equitable principles.

(d)           Nothing herein shall impose any obligation on the undersigned to take any action or omit to take any action in his or her capacity as a member of the Board of Directors or as an officer of Home.  This Voting Agreement is being entered into by the undersigned solely in his or her capacity as a shareholder of Home.

The obligations set forth herein shall terminate concurrently with any termination of the Agreement.

The undersigned intends to be legally bound hereby.

Sincerely,

_________________________________
Name:

75473.000003 EMF_US 47546633v3